Exhibit 23.1

[WEAVER & MARTIN, LLC LETTERHEAD]

PETROL OIL AND GAS, INC.

We hereby consent to use in this Form S-8 of our report dated December 31, 2002.

/s/ Weaver & martin LLC

Weaver & Martin LLC

Kansas City, Missouri

March 30, 2004